UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 25, 2021
iRhythm Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-37918	20-8149544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
699 8th Street, Suite 600
San Francisco, California 94103
(Address of principal executive office) (Zip Code)
(415) 632-5700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	IRTC	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2021, the Board of Directors (the “Board”) of iRhythm Technologies, Inc. (the “Company”) approved an increase in the size of the Board by one director, from eight to nine directors, and elected the Company’s President and Chief Executive Officer Michael Coyle to the Board, effective January 26, 2021.

Biographical information and business experience with respect to Mr. Coyle is included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2020 and is incorporated herein by reference.

As previously reported, in connection with Mr. Coyle’s appointment as the Company’s President and Chief Executive Officer, (i) the Company entered into an Offer Letter with Mr. Coyle, (ii) Mr. Coyle will participate in the Company’s Executive Change in Control and Severance and Change in Control program and (iii) Mr. Coyle entered into the Company’s standard form of indemnification agreement. A summary of these arrangements is included in Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2020 and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Coyle and any other persons pursuant to which he was appointed as a director of the Company. Mr. Coyle has no family relationships with any of the Company’s directors or executive officers, and, other than as described above, Mr. Coyle does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On January 25, 2021, the Company entered into a transition agreement in connection with Kevin M. King’s retirement as President and Chief Executive of the Company on January 12, 2021. In return for a release of claims by Mr. King and his continued service on the Company’s board of directors, the transition agreement provides him with: (i) continued reimbursement of COBRA premiums through August 31, 2021; (ii) payment of a bonus for fiscal year 2020 to be paid out in equity; (iii) continued vesting of equity awards held by Mr. King in connection with Mr. King’s continued service as a director, including the performance restricted stock unit award granted to him on February 27, 2019 and prorated vesting of one-third of the shares subject to the performance restricted stock unit award granted to Mr. King on February 26, 2020. Mr. King also entered into a consulting agreement to provide transition services to the incoming President and Chief Executive Officer, Michael J. Coyle and to assist with reimbursement matters.

The foregoing description is qualified in its entirety by the transition agreement and the consulting agreement filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	Transition Agreement by and between iRhythm Technologies, Inc. and Kevin M. King dated January 25, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IRHYTHM TECHNOLOGIES, INC.

Date: January 28, 2021	By:	/s/ Michael Coyle
Michael Coyle
Chief Executive Officer